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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K


                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)  April 11, 2000
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                          DISCOVERY INVESTMENTS, INC.
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            (Exact Name of Registrant as Specified in Its Charter)


                                    Nevada
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                 (State or Other Jurisdiction of Incorporation


     000-26175                                             88-049151
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(Commission File Number)                       (IRS Employer Identification No.)

23805 Stuart Ranch Road, #220, Malibu, CA                                90265
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(Address of Principal Executive Offices)                              (Zip Code)

                                (310) 456-8494
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             (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

     In December 1999, M. Mehdi Mostaedi loaned Discovery Investments, Inc. (the "Company") $150,000. The Company and John Castellucci, President, Chief Financial Officer, Secretary, Director and the principal shareholder of the Company, jointly executed a promissory note dated December 16, 1999 (the "Mostaedi Note") in the principal amount of $150,000. The Mostaedi Note bears interest at the rate of 9% per annum and was due and payable as to principal and interest on February 16, 2000. The Mostaedi Note is secured with a pledge of 2,000,000 shares of the Company's common stock owned by Mr. Castellucci pursuant to a Pledge Agreement dated December 16, 1999 between Messrs. Castellucci and Mostaedi. The Company believed that Mr. Mostaedi had orally extended the maturity date of the Mostaedi Note until the Company raised additional capital. However, on April 11, 2000, Mr. Mostaedi filed a lawsuit against the Company and Mr. Castellucci in the Superior Court of the State of California, West District, Santa Monica, California, alleging breach of contract and default under the Mostaedi Note. Mr. Mostaedi seeks damages in the amount of $150,000, interest on that amount at the rate of 9% from December 16, 1999, and costs of the suit. The Company has not yet been served with the complaint and is reviewing the matter at this time.

Item 7.  Financial Statements and Exhibits

     None.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DISCOVERY INVESTMENTS, INC.

Date:  April 18, 2000              By:  /s/  John Castellucci
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                                        President and Chief Executive Officer